As filed with the Securities and Exchange Commission on January 10, 2022
Registration No. 333-254480

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFC Gamma, Inc.
(Exact name of registrant as specified in its charter)

Maryland	85-1807125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL 33401
(561) 510-2390
(Address, including zip code, of Principal Executive Offices)

AFC Gamma, Inc.
Stock Incentive Plan
 (Full title of the plan)

Leonard M. Tannenbaum
Chief Executive Officer
AFC Gamma, Inc.
525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL 33401
(561) 510-2390
(Name, address and telephone number, including area code, of agent for service)

COPY TO:

C. Brophy Christensen, Esq.
Jeeho M. Lee, Esq.
O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, New York 10036
(212) 326-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the registration statement filed on Form S-8, File No. 333-254480 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2021 by AFC Gamma, Inc., a Maryland corporation (the “Registrant”), registering the offer and sale of 2,100,000 shares of common stock, $0.01 par value per share, for issuance under the Registrant’s Plan (as defined in the Registration Statement), as amended.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing (i) the consent of Davidson & Company LLP, independent auditors of Devi Holdings, Inc., to incorporate by reference such auditors’ report included in the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 12, 2021, amending the Registrant’s Current Report on Form 8-K, filed with the Commission on September 13, 2021, (ii) the consent of CohnReznick LLP, independent auditors of JG HoldCo LLC, to incorporate by reference such auditors’ report included in the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 12, 2021, amending the Registrant’s Current Report on Form 8-K filed with the Commission on October 4, 2021, (iii) the consent of Macias Gini & O’Connell LLP, independent auditors of Verano Holdings, LLC and Subsidiaries, to incorporate by reference such auditors’ report included in the Registrant’s Current Report on Form 8-K/A filed with the Commission on November 22, 2021, amending the Registrant’s Current Report on Form 8-K, filed with the Commission on October 26, 2021, and (iv) the consent of Marcum LLP, independent auditors of Acreage Holdings, Inc., to incorporate by reference such auditors’ report included in the Registrant’s Current Report on Form 8-K/A filed with the Commission on January 3, 2022, amending the Registrant’s Current Report on Form 8-K, filed with the Commission on December 22, 2021.

All other portions of the Registration Statement, as previously filed, remain unchanged. The offer and sale of no additional securities is to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1†
AFC Gamma, Inc. Stock Incentive Plan (Filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-11 (File No. 333-251762), initially filed with the Commission on December 28, 2020, as amended on January 22, 2021, February 3, 2021, February 11, 2021 and February 16, 2021).

5.1†	Opinion of Venable LLP (opinion re legality).

23.1†	Consent of CohnReznick LLP (consent of independent registered public accounting firm).

23.2†	Consent of Counsel (included in Exhibit 5.1).

23.3	Consent of Davidson & Company LLP, independent auditors of Devi Holdings, Inc.

23.4	Consent of CohnReznick LLP, independent auditors of JG HoldCo LLC

23.5	Consent of Macias Gini & O’Connell LLP, independent auditors of Verano Holdings, LLC and Subsidiaries

23.6	Consent of Marcum LLP, independent registered public accounting firm of Acreage Holdings, Inc.

24.1†	Power of Attorney (included in this Registration Statement under “Power of Attorney”).
†          Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on January 10, 2022.

AFC Gamma, Inc.

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard M. Tannenbaum	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2022
Leonard M. Tannenbaum

/s/ Brett Kaufman	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 10, 2022
Brett Kaufman

*	Head of Real Estate and Director	January 10, 2022
Jonathan Kalikow

*	Director	January 10, 2022
Robert Levy

*	Director	January 10, 2022
Jodi Hanson Bond

*	Director	January 10, 2022
Thomas Harrison

*	Director	January 10, 2022
Alexander Frank

*	Director	January 10, 2022
Tomer Tzur

By:	/s/ Leonard M. Tannenbaum
Leonard M. Tannenbaum Attorney-in-Fact